As filed with the Securities and Exchange Commission on November 5, 2004
Registration Statement No. 333-120132

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TREDEGAR CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1497771 (I.R.S. Employer Identification Number)

1100 Boulders Parkway
Richmond, Virginia 23225
(Address of principal executive offices, including zip code)

TREDEGAR CORPORATION
RETIREMENT SAVINGS PLAN
(Full title of the Plan)

W. Hildebrandt Surgner, Jr., Esq.
Vice President, General Counsel and Secretary
Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia 23225
804-330-1000
(Name, address and telephone number, including area code, of agents for service)

With copy to:

C. Porter Vaughan, III, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
804-788-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value per share (including the associated Preferred Stock Purchase Rights)	(1)	(1)	(1)	(1)

                (1) No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on November 1, 2004 (Registration No. 333-120132) for the Plan. Therefore, no further registration fee is required.

EXPLANATORY STATEMENT

Tredegar Corporation hereby amends its Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2004 (Registration No. 333-120132) (the “Registration Statement”) solely for the purpose of including as Exhibit 23.1 the Consent of PricewaterhouseCoopers LLP to the inclusion of their report dated January 21, 2004 relating to the financial statements of Tredegar Corporation, which appears in Tredegar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

Item 8.	Exhibits.

The folloiwng is an additional exhibit filed as part of this Registration Statement.

Exhibit No.

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 5th day of November, 2004.

TREDEGAR CORPORATION By: /s/ N.A. Scher —————————————— Norman A. Scher President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of November, 2004.

Signature	Title

By: * ——————————————	Chairman of the Board of Directors
John D. Gottwald

By: * ——————————————	President and Director (Principal Executive Officer)
Norman A. Scher

By: * ——————————————	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
D. Andrew Edwards

By: * ——————————————	Director
Austin Brockenbrough, III

By: * ——————————————	Director
Phyllis Cothran

By: * ——————————————	Director
Donald T. Cowles

By: * ——————————————	Director
Richard W. Goodrum

By: * ——————————————	Director
Floyd D. Gottwald, Jr.

By: * ——————————————	Director
William M. Gottwald

By: * ——————————————	Director
Richard L. Morrill

By: * ——————————————	Director
Thomas G. Slater, Jr

By: * ——————————————	Director
R. Gregory Williams

*By: /s/ W. Hildebrandt Surgner, Jr. ——————————————
W. Hildebrandt Surgner, Jr. Attorney-In-Fact

        Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, a member of the Committee for the administration of the Plan, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 5th day of November, 2004.

TREDEGAR CORPORATION RETIREMENT SAVINGS PLAN By: /s/ W. Hildebrandt Surgner, Jr. ———————————————————— W. Hildebrandt Surgner, Jr. Member of the Committee Responsible for the Administration of the Plan